                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                      FLYCAST COMMUNICATIONS CORPORATION,

                          FREMONT ACQUISITION CORP.,

                                INTERSTEP, INC.

                                      AND

                             CERTAIN SHAREHOLDERS

                              OF INTERSTEP, INC.

                               TABLE OF CONTENTS
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ARTICLE I THE MERGER....................................................       1

     1.1   The Merger...................................................       1
     1.2   Effective Time...............................................       2
     1.3   Effect of the Merger.........................................       2
     1.4   Articles of Organization; Bylaws.............................       2
     1.5   Directors and Officers.......................................       2
     1.6   Effect on Capital Stock......................................       2
     1.7   Dissenting Shares............................................       4
     1.8   Surrender of Certificates....................................       4
     1.9   No Further Ownership Rights in Company Common Stock..........       6
     1.10  Lost, Stolen or Destroyed Certificates.......................       6
     1.11  Tax and Accounting Consequences..............................       6
     1.12  Taking of Necessary Action; Further Action...................       6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY................       7

     2.1   Organization of the Company..................................       7
     2.2   Company Capital Structure....................................       7
     2.3   Subsidiaries.................................................       7
     2.4   Authority....................................................       8
     2.5   Company Financial Statements.................................       8
     2.6   No Undisclosed Liabilities...................................       9
     2.7   No Changes...................................................       9
     2.8   Tax and Other Returns and Reports............................      10
     2.9   Restrictions on Business Activities..........................      12
     2.10  Title of Properties; Absence of Liens and Encumbrances;
           Condition of Equipment.......................................      12
     2.11  Intellectual Property........................................      13
     2.12  Agreements, Contracts and Commitments........................      16
     2.13  Interested Party Transactions................................      17
     2.14  Governmental Authorization...................................      18
     2.15  Litigation...................................................      18
     2.16  Minute Books.................................................      18
     2.17  Brokers' and Finders' Fees...................................      18
     2.18  Insurance....................................................      18
     2.19  Compliance With Laws.........................................      18
     2.20  Complete Copies of Materials.................................      19
     2.21  Binding Agreements; No Default...............................      19
     2.22  Representations Complete.....................................      19
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                                      -i-

                               TABLE OF CONTENTS
                                  (continued)
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     2.23  Third Party Consents.........................................      19
     2.24  Accounts Receivable Inventory................................      19
     2.25  Environmental Matters........................................      20
     2.26  Employee Benefit Plans and Compensation......................      20
     2.27  Warranties; Indemnities......................................      24
     2.28  Adequacy and Functionality of Company Products...............      24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....      24

     3.1   Organization, Standing and Power.............................      24
     3.2   Capital Structure............................................      25
     3.3   Authority....................................................      25
     3.4   SEC Documents; Parent Financial Statements...................      26
     3.5   No Material Adverse Change...................................      26
     3.6   Representations Complete.....................................      26
     3.7   Litigation...................................................      26

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..........................      27

     4.1   Conduct of Business of the Company...........................      27
     4.2   No Solicitation..............................................      29

ARTICLE V ADDITIONAL AGREEMENTS.........................................      30

     5.1   Meeting of Company Shareholders..............................      30
     5.2   Access to Information........................................      30
     5.3   Confidentiality..............................................      30
     5.4   Expenses.....................................................      30
     5.5   Public Disclosure............................................      30
     5.6   Pooling Accounting...........................................      31
     5.7   Consents.....................................................      31
     5.8   Affiliate Agreements.........................................      31
     5.9   Legal Requirements...........................................      31
     5.10  Blue Sky Laws................................................      32
     5.11  Best Efforts; Additional Documents and Further Assurances....      32
     5.12  Stock Options................................................      32
     5.13  Parent Registrations.........................................      32
     5.14  Indemnification..............................................      33
     5.15  Option Agreements............................................      33
     5.16  Registration Rights Agreement................................      33

                                     -ii-
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                               TABLE OF CONTENTS
                                  (continued)
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     5.17  Non-Competition Agreements...................................      33
     5.18  Escrow Agreement.............................................      33
     5.19  Support Agreement............................................      33

ARTICLE VI CONDITIONS TO THE MERGER.....................................      33

     6.1   Conditions to Obligations of Each Party to Effect the
           Merger.......................................................      33
     6.2   Additional Conditions to Obligations of Company..............      34
     6.3   Additional Conditions to the Obligations of Parent and
           Merger Sub...................................................      35

ARTICLE VII TAX MATTERS.................................................      36

     7.1   Tax Periods Ending On Or Before the Closing Date.............      36
     7.2   Cooperation on Tax Matters...................................      36

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
     INDEMNIFICATION....................................................      37

     8.1   Survival of Representations, Warranties and Covenants........      37
     8.2   Indemnification..............................................      37
     8.3   Method of Asserting Claims...................................      38
     8.4   Indemnification Liability Limitations........................      38
     8.5   Shareholder Agent of the Shareholders........................      39
     8.6   Third-Party Claims...........................................      39

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER............................      39

     9.1   Termination..................................................      39
     9.2   Effect of Termination........................................      40
     9.3   Amendment....................................................      40
     9.4   Extension; Waiver............................................      40

ARTICLE X GENERAL PROVISIONS............................................      40

     10.1  Notices......................................................      40
     10.2  Interpretation...............................................      41
     10.3  Counterparts.................................................      42
     10.4  Miscellaneous................................................      42
     10.5  Governing Law................................................      42
     10.6  Attorneys' Fees..............................................      42
     10.7  Resolution of Disputes; Stipulation Regarding
           Confidentiality..............................................      42
     10.8  Rules of Construction........................................      42

                               INDEX OF EXHIBITS

Exhibit        Description
-------        -----------

Exhibit A      Schedule of Company Shareholders

Exhibit B      Form of Non-Competition Agreement

Exhibit C      Form of Support Agreement

Exhibit D      Form of Escrow Agreement

Exhibit E      Merger Agreement

Exhibit F      Disclosure Schedule

Exhibit G      List of shareholders and optionholders of the Company

Exhibit H      Form of Affiliate Agreement

Exhibit I      Form of Registration Rights Agreement

Exhibit J      Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati,
               Professional Corporation

Exhibit K      Form of Legal Opinion of Foley, Hoag & Eliot LLP

Schedules
---------

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of August 30, 1999 among Flycast Communications Corporation, a Delaware corporation ("Parent"), Fremont Acquisition Corp., a Massachusetts corporation ("Merger Sub") and a direct, wholly owned subsidiary of Parent, InterStep, Inc., a Massachusetts corporation (the "Company") and William Jacobson and Craig Mattson (collectively, the "Shareholders").

                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective shareholders that the Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Common Stock of the Company ("Company Common Stock") shall be converted into shares of Common Stock of Parent ("Parent Common Stock") at the rate determined herein such that the holders of the Company's outstanding securities shall be entitled to receive Parent Common Stock as set forth herein.

     C. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. Concurrent with the execution of this Agreement, as a material inducement to Parent to enter into this Agreement, (i) William Jacobson and Craig Mattson each are entering into the agreements not to compete with Parent (the "Non-Compete Agreements") substantially in the form attached hereto as Exhibit B (ii) William Jacobson, Craig Mattson and B.T. Montgomery each are entering into support agreements with Parent (the "Support Agreements") substantially in the form attached hereto as Exhibit C; and (iii) the Parent, William Jacobson, as the Shareholders' Agent, and U.S. Bank Trust of California, as the Escrow Agent, are entering into an Escrow Agreement (the "Escrow Agreement") substantially in the form attached hereto as Exhibit D.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement, the Merger Agreement attached hereto as

Exhibit E (the "Merger Agreement") and the applicable provisions of the Massachusetts Business Corporation Law ("Massachusetts Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time.  As promptly as practicable after the satisfaction or
          --------------

waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing the Merger Agreement with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, in accordance with the relevant provisions of Massachusetts Law (the time of such filing being the "Effective Time"). The Closing of the transaction contemplated hereby (the "Closing") shall take place at 1:00 p.m. at the offices of Wilson Sonsini Goodrich & Rosati, P.C. on August 30, 1999, or at such other time, date and location as the parties hereto agree (the "Closing Date").

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of Massachusetts Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Organization; Bylaws.
          --------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Organization of the Company, as in effect at the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law and such Articles of Organization.

          (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The initial director of the Surviving
          ----------------------
Corporation shall be Thomas L. Marcus, to hold office in accordance with the Articles of Organization and Bylaws of the Surviving Corporation. The initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, shall be: Thomas L. Marcus, as President, Treasurer and Clerk.

     1.6  Effect on Capital Stock.  At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

          (a)  Conversion of Company Common Stock.  Each share of common stock,
               ----------------------------------
$0.01 par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares determined as set forth below of common stock, par value $0.0001, of the Parent (the "Parent Common Stock").

          The Exchange Ratio (the "Exchange Ratio") shall equal (i) (A) $11.7 million minus all expenses including, without limitation, all legal and accounting fees and expenses, of the Company and of the Shareholders relating to the transactions contemplated hereby (other than the payment of up to $100,000 for legal and/or accounting expenses) divided by (B) the average closing price of a share of Parent Common Stock for the thirty most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the NASDAQ National Reporting System (the "Average Closing Price") divided by (ii) the number of shares of Company Common Stock outstanding on a fully diluted basis (including any options, warrants and other rights to acquire capital stock of the Company, whether or not exercised, outstanding as of the Effective Time).

          (b)  Stock Options.  At the Effective Time of the Merger, each
               -------------
outstanding option to purchase shares of InterStep Common Stock (each a "InterStep Incentive Option") under the InterStep 1998 Stock Option Plan (the "InterStep Stock Option Plan"), whether vested or unvested, will be assumed by Flycast. Each InterStep Incentive Option so assumed by Flycast under this Merger Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the InterStep Stock Option Plan immediately prior to the Effective Time of the Merger, except that (i) such InterStep Incentive Option will be exercisable for that number of whole shares of Flycast Common Stock equal to the product of the number of shares of InterStep Common Stock that were issuable upon exercise of such InterStep Incentive Option immediately prior to the Effective Time of the Merger multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Flycast Common Stock, and (ii) the per share exercise price for the shares of Flycast Common Stock issuable upon exercise of such assumed InterStep Incentive Option will be equal to the quotient determined by dividing the exercise price per share of InterStep Common Stock at which such InterStep Incentive Option was exercisable immediately prior to the Effective Time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent.

          (c)  Capital Stock of Merger Sub.  Each share of common stock, no
               ---------------------------
par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

          (e)  Fractional Shares.  No fraction of a share of Parent Common
               -----------------
Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Closing Price.

     1.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of the Company held by a holder who has exercised dissenters' rights for such shares in accordance with Massachusetts Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Massachusetts Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and payment for fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demand received by the Company to require the Company to purchase shares of the Company's Common Stock pursuant to the applicable provisions of California law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.8  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  U.S. Stock Transfer Corporation shall act as
               --------------
exchange agent (the "Exchange Agent") in the Merger.

          (b)  Parent to Provide Common Stock.  Promptly after the Effective
               ------------------------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock.

          (c)  Exchange Procedures.  At or before the Effective Time, each
               -------------------
holder of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock shall surrender to the Exchange Agent for cancellation the Certificates, duly endorsed to Parent or accompanied by duly executed stock powers and assignments separate from certificate transferring title to such shares to Parent.

Promptly after the Effective Time, and against receipt of such Certificates, the Exchange Agent shall issue to each tendering holder of a Certificate a certificate for the number of shares of Parent Common Stock to which such holder is entitled and payment in lieu of fractional shares pursuant to Section 1.6 hereof and the Certificate so surrendered shall forthwith be cancelled, provided, however, the Exchange Agent shall deliver the Escrow Shares pursuant to Section 8.2 hereof and the Escrow Agreement. To the extent that any holder of a Certificate does not so surrender such Certificate at or before the Effective Time, then promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a Certificate or Certificates (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent after the Effective Time, or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6 which aggregate number of shares is set forth on Exhibit A and subject to the escrow provisions set forth in Article VII, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e)  Transfers of Ownership.  If any certificate for shares of Parent
               ----------------------
Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9   No Further Ownership Rights in Company Common Stock. All shares of
           ---------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10   Lost, Stolen or Destroyed Certificates. In the event any
            --------------------------------------
certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.11  Tax and Accounting Consequences. It is intended by the parties hereto
           -------------------------------
that the Merger shall (a) constitute a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended and (b) qualify for accounting treatment as a pooling of interests. The parties shall not take a position on any tax returns inconsistent with this Section 1.11.

     1.12  Taking of Necessary Action; Further Action. If, at any time after the
           ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company, William Jacobson and Craig Mattson represent and warrant to Parent and Merger Sub, subject to the exceptions set forth in the Disclosure Schedule attached hereto as Exhibit F (the "Disclosure Schedule") as follows:

     2.1  Organization of the Company. The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by the Company. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects ("Material Adverse Effect") of the Company. The Company has delivered a true and correct copy of its Articles of Organization and Bylaws, each as amended to date, to counsel for Parent.

     2.2  Company Capital Structure. Immediately prior to the Effective Time,
          -------------------------
the authorized capital stock of the Company consists of 1,250,000 shares of Common Stock, $0.01 par value. There are 959,500 shares of the Company Common Stock issued and outstanding held by the persons, and in the amounts, set forth on Exhibit G. At the time of the Closing, such list shall have been appropriately adjusted to reflect option exercises and stock repurchases since the date hereof. No shares of any holder were subject to repurchase upon termination of employment as of the Effective Time. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Organization or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. The Company has reserved 50,000 shares of Common Stock for issuance to employees and consultants pursuant to the Company Stock Option Plan, of which zero (0) shares have been exercised, and 20,000 shares are subject to outstanding, unexercised options (the "Options"). The holders of the Options are listed on Exhibit G hereto. Except as set forth in the Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

     2.3  Subsidiaries. The Company does not have and has never had any
          ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

     2.4  Authority.
          ---------

          (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Organization, as amended, or Bylaws of the Company or (ii) any other material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, Rule or regulation applicable to the Company or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Massachusetts Secretary of the Commonwealth, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company.

          (b) Each of the Shareholders has all requisite power and authority to enter into this Agreement and any Related Agreements (as defined in Section 8.1) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which each Shareholder is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Shareholder, and no further action is required on the part of such Shareholder to authorize the Agreement, any Related Agreement to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which such Shareholder is a party have been duly executed and delivered by such Shareholder, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of such Shareholder, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.5  Company Financial Statements. Section 2.5 of the Disclosure Schedule
          ----------------------------
sets forth the Company's unaudited financial statement for the fiscal years ending December 31, 1997 and 1998 and the Company's unaudited financial statements for the 8.5 months ended August 16, 1999

(collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with the books and records of the Company using accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Financial Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The unaudited balance sheet of the Company as of August 16, 1999 is hereinafter referred to as the "Company Balance Sheet".

     2.6  No Undisclosed Liabilities. The Company does not have any liabilities,
          --------------------------
either accrued or contingent (whether or not required to be reflected in financial statements), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the Company Balance Sheet, (ii) have not been specifically described in this Agreement or in the Company Schedules or (iii) are not normal or recurring liabilities incurred since August 16, 1999 in the ordinary course of business consistent with past practices.

     2.7  No Changes. Since the date of the Company Balance Sheet there has not
          ----------
occurred or arisen any:

          (a) material adverse change in the financial condition, liabilities, assets, business, or prospects of the Company;

          (b) amendments or changes in the Articles of Organization or Bylaws of the Company;

          (c) capital expenditure by the Company, either individually or in the aggregate, exceeding $50,000.

          (d) destruction, damage to, or loss of any assets of the Company (whether or not covered by insurance) that constitutes a Material Adverse Effect on the Company;

          (e) labor trouble or claim of wrongful discharge of which the Company has received written notice or of which the Company is aware, or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g)  revaluation by the Company of any of its assets;

          (h) declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (j) acquisition, sale or transfer of any material asset of the Company other than in the ordinary course of business;

          (k) amendment or termination of any material contract, agreement or license to which the Company is a party;

          (l) loan by the Company to any person or entity, or guaranty by the Company of any loan;

          (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (n) the commencement or notice or threat of commencement of any governmental proceeding against or investigation of the Company or its affairs;

          (o) other event or condition of any character that has or might reasonably be expected to have a Material Adverse Effect on the Company;

          (p) issuance or sale by the Company of any of its shares or of any other of its securities except for issuances or sales as a result of exercises of stock options granted under the Company Stock Option Plan or rights previously granted to purchase shares of the Company's capital stock;

          (q)  change in pricing or royalties set or charged by the Company; or

          (r) negotiation or agreement by the Company to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8  Tax and Other Returns and Reports.
          ---------------------------------

          (a) For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) The Company and each of its subsidiaries have timely filed (taking into account applicable extensions) all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to have been filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company, and have paid all Taxes shown to be due on such Returns.

          (c) The Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and any other Taxes required to have been withheld, in all cases to the extent such amounts are materially individually or in the aggregate.

          (d) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (e) To the Company's knowledge, no audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

          (f) No adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

          (g) Neither the Company nor any of its subsidiaries has any material liability for unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

          (h) There is no contract, agreement, plan or arrangement to which the Company is a party to this Agreement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

          (i) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

          (j) Neither the Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

          (k) Except as may be required as a result of the Merger, the Company and its subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (l) None of the Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

          (m) The Disclosure Schedule lists (i) any foreign Tax holidays, (ii) any intercompany transfer pricing agreements, or other arrangements that have been established by the Company or any of its subsidiaries with any Tax authority, and (iii) any expatriate programs or policies affecting the Company or any of its subsidiaries.

          (n) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (o) The Company has been a qualifying S corporation within the meaning of Section 1361 of the Code (and any similar relevant state or local statute) at all times since its inception.

          (p) The Company has reviewed with the Company's own tax advisors the federal, state and local tax consequences of the Merger and the transactions contemplated by this Agreement. The Company is relying solely on such advisors and not on any statements or representations of the Parent or any of its agents, and understands that the Company (and not the Parent) shall be responsible for the Company's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

     2.9   Restrictions on Business Activities. There is no material agreement,
           -----------------------------------
judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as currently proposed to be conducted.

     2.10  Title of Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment.
---------

          (a) The Company owns no real property. Section 2.10(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental or other fee payable under any such lease. All such leases are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company has not taken adequate steps to prevent such default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect on the Company.

           (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in Section 2.10(b) of the Disclosure Schedule and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

           (c) Section 2.10(c) of the Disclosure Schedule sets forth all equipment (the "Equipment") owned or leased by the Company except equipment with an aggregate value of less than $50,000. The Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, normal wear and tear excepted, (iv) regularly and properly maintained and (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

     2.11  Intellectual Property.  For the purposes of this Agreement, the
           ---------------------
following terms have the following definitions:

           "Intellectual Property" shall mean any or all of the following, in
            ---------------------
any form and embodied in any media, (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data,
(v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, and (vii) tools, methods and processes.

           "Intellectual Property Rights" shall mean worldwide common law and
            ----------------------------
statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

           "Company Intellectual Property" shall mean any Intellectual Property
            -----------------------------
and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

           "Registered Intellectual Property Rights" shall mean Intellectual
            ---------------------------------------
Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

          (a) Section 2.11(a) of the Disclosure Schedule lists all Registered Intellectual property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property. Section 2.11(a) of the Disclosure Schedule also lists and identifies all computer software that is owned by the Company (collectively, "Owned Software") and all computer software (other than Owned Software) that is used by the Company for any purpose whatsoever in its business as presently conducted (collectively, the "Licensed Software"). The Owned Software and the Licensed Software are collectively referred to as the "Software").

          (b) Each item of the Company Intellectual Property and all Intellectual Property licensed to the Company, is free and clear of any liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") except, in the case of licensed Intellectual Property, the restrictions set forth in
Section 2.11(b) of the Disclosure Schedule. The Company is the exclusive owner of all Company Intellectual Property.

          (c) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

          (d) The Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person, except as provided in Section 2.11(f) below.

          (e) The Company Intellectual Property and the Licensed Software constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, or is reasonably contemplated by the Company on the date hereof to be conducted by the Company in the foreseeable future, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development). The Company has valid licenses to all software owned by third parties that is used in and/or necessary to the operation of the Company's products as they are currently used, and the Company is not in default with respect to any such license.

          (f) Other than "shrink-wrap" and similar widely available third-party commercial end-user licenses, the contracts, licensees and agreements listed in
Section 2.11(f) of the Disclosure Schedule include all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

          (g) Section 2.11(g) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

          (h) The operation of the business of the Company as it currently is conducted or is reasonably contemplated to be conducted by the Company in the foreseeable future, including, but not limited to, the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not, to the knowledge of the Company and the Shareholders, infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction nor, to the knowledge of the Company and the Shareholders, is there any reasonable basis therefor.

          (i) The Company has no Registered Intellectual Property. In each case in which the Company has acquired any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company.

          (j) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or the Stockholders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (k) To the knowledge of the Company and the Shareholders, no person is infringing or misappropriating any Company Intellectual Property.

          (l) The Company has taken all commercially reasonable steps in order to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Except as set forth in Section 2.11(l) of the Disclosure Schedule, all current and former employees, consultants and contractors of the Company who have or have had access to confidential, proprietary or trade secret information of the Company ("Recipients") have entered proprietary information, confidentiality and assignment of inventions agreements with the Company. Section 2.11(l) of the Disclosure Schedule contains a list of all Recipients indicating those who have signed the agreements and those who have not entered into such agreements and the form of each such agreement.

           (m) No Company Intellectual Property, Intellectual Property Rights or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

           (n) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or, to the knowledge of the Company and the Shareholders, otherwise violates any law or regulation.

           (o) All of the Company's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and, if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of the Company's products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and
(ii) will be interoperable with other products used and distributed by the Company that may deliver records to the Company's products or receive records from the Company's products, or interact with the Company's products, including, but not limited to, backup and archived data. The Company has described its Year 2000 testing and compliance programs in Section 2.11(o) of the Disclosure Schedule. All of the Company's internal computer and technology products and systems are Year 2000 Compliant.

     2.12  Agreements, Contracts and Commitments.  Except as disclosed in
           -------------------------------------
Section 2.12 of the Disclosure Schedule, the Company does not have and is not a party to:

           (a)  any collective bargaining agreements,

           (b) any agreements that contain any unpaid severance liabilities or obligations,

           (c) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements,

           (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by the Company on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit the Company's ability to terminate employees at will,

           (e) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

           (f)  any fidelity or surety bond or completion bond,

           (g) any lease of personal property having a value individually in excess of $50,000,

           (h) any agreement of indemnification or guaranty not entered into in the ordinary course of business,

           (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any person,

           (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000,

           (k) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise,

           (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof,

           (m) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $50,000 or more,

           (n)  any construction contracts,

           (o)  any distribution, joint marketing or development agreement,

           (p) any other agreement, contract or commitment which involves $50,000 or more and is not cancelable without penalty within thirty (30) days, or

           (q) any agreement which is otherwise material to the Company's business.

     The Company has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is bound (including those set forth in any of the lists separately certified by the Company) in such manner as would permit any other party to cancel or terminate the same.

     2.13  Interested Party Transactions.  Except as disclosed in Section 2.13
           -----------------------------
of the Company Disclosure Schedule, no officer or director of the Company or person who owns at least ten percent (10%) of the outstanding stock of the Company (nor any parent, child or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products which the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity which purchases from or sells or furnishes to, the Company, any goods or services, or (iii) a beneficial interest in any contract or agreement described in Section 2.12; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13.

     2.14  Governmental Authorization.  Section 2.14 of the Disclosure Schedule
           --------------------------
accurately lists each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to the Company (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties.

     2.15  Litigation.  There is no action, suit, claim or proceeding of any
           ----------
nature pending, or to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company. There is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company by or before any governmental entity. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.16  Minute Books.  The minute books of the Company made available to
           ------------
counsel for Parent contain complete and accurate minutes of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company.

     2.17  Brokers' and Finders' Fees.  The Company has not incurred, nor will
           --------------------------
it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.18  Insurance.  Section 2.18 of the Disclosure Schedule lists all
           ---------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.19  Compliance With Laws.  Except as to matters of which the Company is
           --------------------
not aware and which do not either individually or in the aggregate result in a Material Adverse Effect with respect to the Company, the Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

     2.20  Complete Copies of Materials.  The Company has delivered or made
           ----------------------------
available true and complete copies of each document (or summaries of same) which has been requested by Parent or its counsel.

     2.21  Binding Agreements; No Default.  Each of the contracts, agreements
           ------------------------------
and other instruments shown on the Exhibits or on any lists or statements set forth in the Disclosure Schedule to which the Company is a party is a legal, binding, and enforceable obligation by or against the Company (assuming such contract, agreement or instrument has been duly authorized, executed and delivered by the other party(ies) thereto), and no party with whom the Company has an agreement or contract is, to the Company's knowledge, in material default thereunder or has breached any material terms or provisions thereof (subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity).

     2.22  Representations Complete.  None of the representations or warranties
           ------------------------
made by the Company, nor any statement made in any list or other statement separately certified by the Company, Exhibits or certificates furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.23  Third Party Consents.  Except as set forth on Section 2.23 of the
           --------------------
Disclosure Schedule, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

     2.24  Accounts Receivable Inventory.
           -----------------------------

           (a) The Company has made available to Parent a list of all accounts receivable of the Company as of August 16, 1999, along with a range of days elapsed since invoice.

           (b) All of the accounts receivable of the Company arose in the ordinary course or business, are carried at values determined consistent with the Company's past accounting practices, were consistently applied and are collectible except to the extent of reserves therefor set forth in the Company Balance Sheet. No person has any Lien, on any of such accounts receivable and no request or agreement for deduction or discount has been made with respect to any of such accounts receivable.

           (c) The Company has no inventory to be reflected on the Company Balance Sheet or on the Company's books and records (in either case, net of the reserve therefor).

     2.25  Environmental Matters.
           ---------------------

           (a)  Hazardous Material. The Company has not: (i) operated any
                ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's or the Shareholders' knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

           (b)  Hazardous Materials Activities. The Company has not transported,
                ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has it disposed of, transported, sold or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c)  Permits. The Company currently holds all environmental
                -------
approvals, permit, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

           (d)  Environmental Liabilities. No action, proceeding, revocation
                -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning any Environmental permit, hazardous Material or any Hazardous Materials Activity of the Company. To the knowledge of the Company and the Shareholders, there is no fact or circumstance which is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.26  Employee Benefit Plans and Compensation.
           ---------------------------------------

           (a)  The following terms shall have the meanings set forth below:

                (i)  "Affiliate" shall mean any other person or entity under
                      ---------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

               (ii)   "Employee Plan" shall mean any plan, program, policy,
                       -------------
practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

               (iii)  "COBRA" shall mean the Consolidated Omnibus Budget
                       -----
Reconciliation Act of 1985, as amended;

               (iv)   "DOL" shall mean the Department of Labor;
                       ---

               (v)    "Employee" shall mean any current or former employee,
                       --------
consultant or director of the Company or any Affiliate;

               (vi)   "Employee Agreement" shall mean each management,
                       ------------------
employment, severance, consulting, relocation or similar agreement, contract or understanding between the Company or any Affiliate and any Employee;

               (vii)  "ERISA" shall mean the Employee Retirement Income Security
                       -----
Act of 1974, as amended;

               (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as
                       ----
amended;

               (ix)   "IRS" shall mean the Internal Revenue Service;
                       ---
               (x)    "PBGC" shall mean the Pension Benefit Guaranty
                       ----
Corporation; and

               (xi)   "Pension Plan" shall mean each Employee Plan which is an
                       ------------
"employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b)  Schedule. Schedule 2.26(b) contains an accurate and complete list
               --------
of each Employee Plan and each Employee Agreement under each Employee Plan or Employee Agreement. The Company has no plan or commitment to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement.

          (c)  Documents. The Company has provided to Parent: (i) correct and
               ---------
complete copies of all documents embodying each Employee Plan and each Employee Agreement, including (without limitation) all amendments thereto and all related trust documents; (ii) the three (3) most recent annual reports (form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan; (iii) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan; (v) all material written agreements and contracts relating to each Employee Plan, including, but not limited to, administrative service agreements and group insurance contracts; (vi) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (vii) all correspondence to or from any governmental agency relating to any Employee Plan; (vii) all COBRA forms and related notices; (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan; and (x) all discrimination tests for each Employee Plan for the most recent plan year.

          (d)  Employee Plan Compliance. (i) The Company has performed in all
               ------------------------
material respects all obligations required to be performed by it under, is not in default or violation of, and the Company and Shareholders have no knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been established and maintained in accordance with its terms and in substantial compliance with all applicable laws, statutes, orders, rules and regulations, including, but not limited to, ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan; (iii) there are no actions, suits or claims pending or threatened nor is there any basis therefor (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iv) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses); (v) there are no audits, inquiries or proceedings pending or threatened by the IRS or DOL with respect to any Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e)  No Pension Plans.  Neither the Company nor any Affiliate has ever
               ----------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan subject to Title IV of ERISA.

          (f)  No Post-Employment Obligations. No Employee Plan provides, or
               ------------------------------
reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (g)  COBRA. Neither the Company nor any Affiliate has, prior to the
               -----
Closing, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

          (h)  Effect of Transaction.  The execution of this Agreement and the
               ---------------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (i)  Employment Matters. The Company: (i) is in compliance in all
               ------------------
material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). To the knowledge of the Company and the Shareholders, there are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy, nor is there any reasonable basis therefor.

          (j)  Labor. No work stoppage or labor strike against the Company is
               -----
pending or threatened, nor is there any reasonable basis therefor. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Since inception, the Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (k)  No Interference or Conflict. No shareholder, officer, employee or
               ---------------------------
consultant of the Company is obligated under any contract or agreement or is subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or presently proposed to be conducted, nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or, to the knowledge of the Company and the Shareholders, consultants is now bound.

     2.27  Warranties; Indemnities.  Except for the warranties and indemnities
           -----------------------
contained in (i) those contracts and agreements set forth in Section 2.11(f) of the Disclosure Schedule and (ii) the Company's standard product warranty agreements substantially in the form set forth in Section 2.11(f) of the Disclosure Schedule, the Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company. Section 2.27 of the Disclosure Schedule contains a complete and accurate summary of all warranty claims on the Company's products occurring since the Company's inception. The Company Balance Sheet reflects a reasonable warranty reserve determined in accordance with the Company's past accounting practices.

     2.28  Adequacy and Functionality of Company Products. The assets of the
           ----------------------------------------------
Company, including, without limitation, the source code and products of the Company, are now and following the Closing will be sufficient for the conduct of the business of the Company in the same manner as the business is now conducted. The Owned Software now performs, and following the Closing will perform, substantially in accordance with applicable user documentation provided by the Company to the customers using such Owned Software, and does not contain and is not subject to any operational defect or limitation which is reasonably likely to substantially impair the capability or effectiveness of the Owned Software to achieve its functions described in such user documentation. The Owned Software contains all current revisions of such software in the Company's possession, and includes all source code, object code, forms of such software and all computer programs, materials processes, tapes, and know-how related to such Owned Software. The Company has delivered to the Parent complete and correct copies of the current version of all user documentation in the Company's possession related to the Owned Software.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company, subject to the exceptions previously certified in writing by Parent or Merger Sub, as follows:

     3.1   Organization, Standing and Power.  Parent is a corporation duly
           --------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub taken as a whole. Parent has delivered a true and correct copy of the Certificate or Articles of Organization and Bylaws of each of Parent and Merger Sub, as amended to date, to counsel for the Company.

     3.2  Capital Structure.
          -----------------

          (a) The authorized stock of Parent consists of 50,000,000 shares of Common Stock, $0.0001 par value of which 14,523,197 shares were issued and outstanding as of July 31, 1999, and 2,000,000 shares of Preferred Stock, none of which are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, no par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.

     3.3  Authority.  Parent and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. The shareholders of Parent are not required to approve the Merger, the Agreement or the transactions contemplated hereby under applicable law or NASD rules or regulations. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the Certificates of Incorporation or Bylaws of Parent or the Articles of Organization or Bylaws of Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, Rule or regulation applicable to Parent or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Massachusetts Secretary of the Commonwealth, (ii) the filing of a Form 8-K with the Securities and Exchange Commission (the "SEC") within 15 days after the Closing Date, and any filings as may be required under applicable state and federal securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Parent.

     3.4  SEC Documents; Parent Financial Statements.  Parent has furnished the
          ------------------------------------------
Company with a true and complete copy of the following documents (collectively, the "SEC Documents"): (i) Form S-1/A, filed with the SEC on May 4, 1999; (ii) Form 424B4, filed with the SEC on May 5, 1999; and (iii) Form S-8, filed with the SEC on May 14, 1999. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act of 1934, as amended or the Securities Act of 1933, as amended (the "Act") when filed, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") are complete and correct in all material respects, comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, year-end adjustments, which will not be material in the aggregate). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

     3.5  No Material Adverse Change.  Since the date of the balance sheet
          --------------------------
included in the Parent's most recently filed report on Form 10-Q furnished to the Company as set forth in Section 3.4, there has not occurred: (a) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent;
(b) any sale of a material amount of property of Parent, except in the ordinary course of business or (c) any other event or condition of any character that has or might reasonably be expected to have a Material Adverse Effect on the Parent that would require the Parent to file a report on Form 8-K.

     3.6  Representations Complete.  None of the representations or warranties
          ------------------------
made by Parent herein, nor any statement made in any list or other statement separately certified by Parent, Exhibit or certificate furnished by Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     3.7  Litigation.  There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending, or as to which Parent has received any notice of assertion or as to which Parent has a reasonable basis to expect such notice of assertion, against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or which could reasonably be anticipated to have a Material Adverse Effect on Parent.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject (i) to good faith disputes over such debts or taxes and (ii) in the case of taxes, to Parent's consent to the filing of material Returns if applicable, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that the Company's goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company which could have a Material Adverse Effect on the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) Except pursuant to existing contractual provisions of options outstanding on the date hereof and which are disclosed in writing pursuant to
Section 2.2, accelerate, amend or change the period of exercisability of options or restricted stock granted under the employee stock plans of the Company or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any commitment or transaction (i) which requires performance over a period longer than six months in duration except transactions in the ordinary course of business, or (ii) to purchase fixed assets for a purchase price in excess of $5,000; except as mutually agreed by Parent and the Company and set forth on a separate certificate;

          (c) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (x) payments made pursuant to standard written agreements outstanding on the date hereof and as disclosed on
Schedule 2.12 or (y) in the case of employees who do not have standard written agreements, payments of up to two months salary;

          (d) Transfer to any person or entity any rights to the Company's Intellectual Property other than nonexclusive object code licenses except as mutually agreed by Parent and the Company and set forth on a separate certificate;

          (e) Enter into or amend any agreements pursuant to which any other party is granted marketing or other rights of any type or scope with respect to any products or technology of the Company, except as mutually agreed by Parent and the Company and set forth on a separate certificate;

          (f) Violate, amend or otherwise modify the terms of any of the contracts set forth in the Disclosure Schedule;

          (g)  Commence any litigation;

          (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to the Company;

          (i) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the repurchase of shares of the Company's Common Stock from terminated employees pursuant to the terms of restricted stock purchase agreements and the issuance of shares of the Company's Common Stock pursuant to the exercise of Company Incentive Options (as defined below) outstanding as of the date of this Agreement;

          (j) Cause or permit any amendments to its Articles of Organization or Bylaws;

          (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (l) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business, except as mutually agreed by Parent and the Company and set forth on a separate certificate;

          (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others except with respect to an existing lease line in an amount not more than $50,000;

          (n) Adopt or amend any employee benefit plan, or enter into any employment contract except for offer letters in the Company's standard form for newly hired employees, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (o) Revalue any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) Pay, discharge or satisfy in an amount in excess of $5,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto);

          (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

          (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  No Solicitation.  After the date of this Agreement and prior to the
          ---------------
Effective Time, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees:

          (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of the Company's business and properties or to purchase or acquire capital stock of the Company whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition"),

          (b) disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning the Company's business and properties or afford to any person or entity access to its properties, books or records, or

          (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company's capital stock or assets, other than licensing of software in the ordinary course of business (a "Purchase"), provided, however, that the Company may participate in negotiations with, or furnish information to, a party other than Parent or its designees who has made a written Acquisition or Purchase offer or proposal if the Company's Board of Directors, upon receipt of a written opinion from its outside counsel, determines that failure to do so would constitute a breach of the Board's fiduciary duty under applicable law.

     In the event the Company shall receive any such written offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company party shall immediately inform Parent as to all material facts relating to any such offer or proposal (including the identity of the party making such offer or proposal and the specific terms thereof) and will cooperate with Parent by furnishing any information it may reasonably request.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Meeting of Company Shareholders.  The Company shall promptly take all
          -------------------------------
action necessary in accordance with Massachusetts law, and the Company's Articles of Organization and Bylaws to prepare and solicit an Action By Written Consent of the Company Shareholders. The Company shall use its best efforts to obtain the approval of the shareholders of the Company for the Merger and shall take all other action necessary or advisable to secure the vote or consent of its shareholders required by Massachusetts Law to effect the Merger.

     5.2  Access to Information.  The Company shall afford Parent and its
          ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Parent shall provide the Company with copies of such publicly available information about Parent as the Company may request and shall provide the Company with reasonable access to its executive officers in this connection. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3  Confidentiality.  The parties acknowledge that Parent and the Company
          ---------------
have previously executed a Nondisclosure Agreement dated June 15, 1999, which agreement shall continue in effect in accordance with its terms.

     5.4  Expenses.  All expenses incurred in connection with the Merger and
          --------
this Agreement shall be the obligation of the party incurring such expenses; provided, that, the shareholders may cause the Company to pay legal and accounting fees in connection with the Merger and this Agreement not to exceed $100,000.

     5.5  Public Disclosure.  Unless otherwise required by law, prior to the
          -----------------
Effective Time no disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

     5.6  Pooling Accounting.  Parent and the Company shall each use its best
          ------------------
efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its best efforts to cause its Affiliates (as defined in Section 5.8) not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     5.7  Consents.  Each of Parent and the Company shall promptly apply for or
          --------
otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use its best efforts to obtain all necessary consents, waivers and approvals under any of the Company's material agreements, contracts, licenses or leases in connection with the Merger. All such necessary consents are set forth in Section 5.7 of the Disclosure Schedule.

     5.8  Affiliate Agreements.
          --------------------

          (a) The Company has separately certified in writing a list setting forth those persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 (each such person who is an "affiliate" of Parent or Company within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit L. Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliates Agreements.

          (b) Set forth on Parent Schedule 5.8(b) is a list of those persons who are, in the Parent's reasonable judgment, Affiliates of Parent. Parent shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing this list. Parent shall use its best efforts to deliver or cause to be delivered to the Company, concurrently with the execution of this Agreement from each of the Affiliates of the Parent, an executed Affiliate Agreement in the form attached hereto as Exhibit L.

     5.9  Legal Requirements.  Each of Parent, Merger Sub and the Company will
          ------------------
take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.10  Blue Sky Laws.  Parent shall take such steps as may be necessary to
           -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     5.11  Best Efforts; Additional Documents and Further Assurances.  Each of
           ---------------------------------------------------------
the parties to this Agreement shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.12  Stock Options.
           -------------

           (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "Company Incentive Option") under the Company Stock Option Plan, whether vested or unvested, will be assumed by Parent. Each Company Incentive Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan immediately prior to the Effective Time, except that (i) such Company Incentive Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Incentive Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Incentive Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Incentive Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

           (b) After the Effective Time, Parent will issue to each holder of an outstanding Company Incentive Option a document evidencing the foregoing assumption of such Company Incentive Option by Parent.

           (c) It is the intention of the parties that the Company Incentive Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Incentive Options qualified as incentive stock options prior to the Effective Time.

     5.13  Parent Registrations.  Parent will not file a registration statement
           --------------------
with the SEC covering the issuance of any new shares of the capital stock of Parent until Parent has publicly announced financial results covering a period of combined operations of Parent and the Company of at least thirty (30) days, provided, however, that the foregoing restriction shall not apply to (i) registrations covering any employee benefit plans, and (ii) any registrations which the Company is required to file pursuant to any demand registration rights or other contractual rights, and provided further that with respect to such required registrations, Parent shall be permitted to include in any such registration statement enough primary issue shares to cover the expenses of the required registration and to allow the registration expenses to be capitalized on its balance sheet rather than expensed on its profit and loss statement.

     5.14  Indemnification.  Parent shall either (i) cause the Company to
           ---------------
continue to indemnify or (ii) directly indemnify the persons who are currently officers and directors of the Company substantially in accordance with the Bylaws of the Company as they are currently in effect for action or inaction by such person prior to the Merger. For so long as the insurer under the Company's officer and director indemnification insurance policy is willing to continue such insurance policy after the Merger at approximately the same premium as currently in effect, the Parent shall continue such policy in effect until the third anniversary of the Closing.

     5.15  Option Agreements.  The Company will use its best efforts to obtain,
           -----------------
prior to Closing, option agreements signed by the grantees of all options granted under the Company Incentive Option Plan.

     5.16  Registration Rights Agreement.  Concurrently herewith, Parent, the
           -----------------------------
Shareholders and B.T. Montgomery are entering into the Registration Rights Agreement substantially in the form attached hereto as Exhibit I.

     5.17  Non-Competition Agreements.  Concurrently herewith, William Jacobson
           --------------------------
and Craig Mattson each are entering into Non-Competition Agreements with Parent.

     5.18  Escrow Agreement.  Concurrently herewith, Parent, Williams Jacobson,
           ----------------
as the Shareholder's Agent, and U.S. Bank Trust National Association, as the Escrow Agent, are entering into Escrow Agreement.

     5.19  Support Agreement.  Concurrently herewith, William Jacobson, Craig
           -----------------
Mattson and B.T. Montgomery each are entering in Support Agreements with Parent.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1   Conditions to Obligations of Each Party to Effect the Merger.  The
           ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

           (a)  Shareholder Approval. This Agreement and the Merger shall have
                --------------------
been approved and adopted by the requisite vote of the shareholders of the Company.

           (b)  Board Approval. This Agreement and the Merger shall have been
                --------------
approved and adopted by the requisite vote of the Board of Directors of the Company, Parent and Merger Sub.

          (c)  No Injunctions or Restraints; Illegality. No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or limiting or restricting the operation of the business of the Company following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (d)  Non-Competition Agreements. William Jacobson and Craig Mattson
               --------------------------
each shall have entered into Non-Competition Agreements with Parent.

          (e)  Approval. Parent, Company and Merger Sub shall have timely
               --------
obtained all necessary approvals from Governmental Entities.

          (f)  Affiliate Agreements. Each party shall have received from each of
               --------------------
the Affiliates of the Company and each of the Affiliates of the Parent an executed Affiliate Agreement.

          (g)  Support Agreement. William Jacobson, Craig Mattson and B. T.
               -----------------
Montgomery each shall have entered into Support Agreements with Parent.

     6.2  Additional Conditions to Obligations of Company.  The obligations of
          -----------------------------------------------
the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations, Warranties and Covenants. The representations
               -----------------------------------------
and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Certificate of Parent. The Company shall have been provided with
               ---------------------
a certificate executed on behalf of Parent by its President and its Chief Financial Officer or Treasurer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by Parent and Merger Sub under this Agreement are true and complete in all material respects; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by Parent and Merger Sub on or before such date have been so performed in all material respects.

          (c)  Legal Opinion. The Company shall have received a legal opinion
               -------------
from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to Parent, substantially in the form of Exhibit J hereto.

          (d)  No Material Adverse Changes. There shall not have occurred any
               ---------------------------
material adverse change in the business, properties, results of operations or financial condition of Parent since the date hereof.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub. The
          -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations, Warranties and Covenants. The representations
               -----------------------------------------
and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Certificate of the Company. Parent shall have been provided with
               --------------------------
a certificate executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by the Company under this Agreement are true and complete in all material respects; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

               (iii) attached to such certificate are true and correct copies of the Company's Articles of Organization, as certified by the Massachusetts Secretary of the Commonwealth, Bylaws and resolutions of the Company's Board of Directors and Shareholders approving the transactions contemplated by this Agreement.

          (c)  Third Party Consents. Parent shall have been furnished with
               --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in order to assign the agreements listed pursuant to Section 5.7.

          (d)  Legal Opinion. Parent shall have received a legal opinion from
               -------------
Foley, Hoag & Eliot LLP, legal counsel to the Company, in substantially the form of Exhibit K.

          (e)  No Material Adverse Changes. There shall not have occurred any
               ---------------------------
material adverse change in the business, properties, results of operations or financial condition of the Company;

          (f)  Opinion of Accountants. Parent shall have received an opinion of
               ----------------------
Deloitte & Touche, independent auditors, acceptable to Parent, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

          (g)  Dissenters. No holders of the outstanding Company Common Stock
               ----------
shall have exercised, or shall continue to have the right to exercise, dissenters' rights with respect to the transactions contemplated by this Agreement.

          (h)  Resignation of Current Directors and Officers of the Company.
               ------------------------------------------------------------
Parent shall have received letters of resignation of all of the directors and officers of the Company effective as of the Effective Time.

                                  ARTICLE VII

                                  TAX MATTERS

     7.1  Tax Periods Ending On Or Before the Closing Date.  The Shareholders
          ------------------------------------------------
shall prepare or cause to be prepared and file or cause to be filed all Returns for the Company for all periods ending on or prior to the Closing Date that are filed after the Closing Date. The Shareholders shall permit Parent to review and comment on each such Return described in the preceding sentence prior to filing.

     7.2  Cooperation on Tax Matters.
          --------------------------

          (a) Parent and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns pursuant to this Article VII and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent agrees to cause the Company (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) prior to the expiration of the statue of limitations to give the Shareholders reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Shareholders so request, to allow the Shareholders to take possession of such books and records.

          (b) Parent and the Shareholders agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including without limitation in respect of the transactions contemplated by this Agreement).

                                 ARTICLE VIII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     8.1  Survival of Representations, Warranties and Covenants. All
          -----------------------------------------------------
representations and warranties in this Agreement or in any other agreement or instrument delivered pursuant to this Agreement shall survive as follows:

          (a) The representations and warranties contained in Section 2.8 with regard to unaudited tax returns shall survive until the first anniversary of the Effective Time, and shall continue to survive as to Damages (or a potential claim by an appropriate party) asserted in good faith prior to such date.

          (b) All other representations and warranties shall survive until the date Parent releases its annual independent audit of the consolidated financial statements applicable to Parent for the period ending December 31, 1999, and shall continue to survive as to Damages (or a potential claim by an appropriate party) asserted in good faith prior to such date.

     8.2  Indemnification.
          ---------------

          (a) Subject to the terms and conditions of this Article VIII, the Shareholders agree jointly and severally to indemnify and hold harmless Parent and its officers, directors, agents, affiliates and representatives (collectively, the "Indemnitees"), from and in respect of, and hold the Indemnitees against, any and all damages, fines, penalties, losses, liabilities, judgments, deficiencies, and expenses (including, without limitation, amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expense of attorneys and accountants and other expenses of litigation), offset or reduced by the amount of any insurance proceeds or tax benefits actually received by Parent in respect of any of the foregoing, incurred or suffered by any of the Indemnitees ("Damages") resulting from, relating to or in connection with any misrepresentation, breach of representation or warranty or failure to perform any covenant or agreement of the Company or the Shareholders contained in this Agreement or any other agreement or instrument or any inaccuracy in any schedule or certificate delivered by the Company or the Shareholders pursuant to this Agreement. Notwithstanding the first sentence of this Section 8.2(a), each Shareholder shall be severally and not jointly liable for claims based on such party's representations and warranties contained in
Section 2.4(b).

          (b) As security for the indemnity provided for in this Section 8.2 and by virtue of this Agreement and the Merger Agreement the Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) ten percent (10%) of the shares of Parent Common Stock issued in the Merger (plus any additional shares as may be issued upon any stock split effected after the Closing) ("Escrow Shares"), without any act of any Shareholder. Such shares will be registered in the name of U.S. Bank Trust National Association, and will be deposited with U.S. Bank Trust National Association (or other mutually acceptable institution) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and the Escrow Agreement and at Parent's sole cost and expense. The number of shares of Parent Common Stock in the Escrow Fund contributed by each Shareholder is listed opposite such Shareholder's name on Exhibit A.

          (c) Upon compliance with and subject to the terms hereof and of the Escrow Agreement, Parent shall be entitled to payment for all Damages incurred by Parent first from the Escrow Fund. Such payment from the Escrow Fund shall result in a forfeiture of Escrow Shares as set forth in this Article VIII and the Escrow Agreement.

          (d) Each Shareholder acknowledges that its indemnification obligations hereunder are solely in his capacity as a former shareholder or beneficial owner of shares of the Company, and, accordingly, the indemnification obligations in this Article VIII shall not entitle any current or former officer, director or employee of the Company to any indemnification from the Company pursuant to the Articles of Organization, or any agreement with the Company (notwithstanding any insurance policy).

     8.3  Method of Asserting Claims.  Claims for any breach of the
          --------------------------
representations and warranties pursuant to this Article VIII shall be made and resolved in the manner provided in Section 2 of the Escrow Agreement.

     8.4  Indemnification Liability Limitations.
          -------------------------------------

          (a) The liability of the Shareholders under this Article VIII shall be limited as follows:

               (i) The aggregate indemnification liability of the Shareholders related to breach of the representations and warranties contained in Section 2.8 with regard to unaudited tax returns shall be limited to $1,134,753.

               (ii) The aggregate indemnification liability of the Shareholders related to breach of all other representations and warranties shall be limited to $1,134,753.

          (b) The Shareholders shall not be liable under this Article VIII unless Indemnity Amounts (as determined pursuant to the Escrow Agreement) totaling in excess of $100,000 (the "Basket Amount") have been determined in which case Parent shall be entitled to recover all Indemnity Amounts; provided, however, Indemnity Amounts with respect to (i) claims based on fraud and (ii) breaches of the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.8, 2.11 and 2.28 shall be paid without regard to the Basket Amount.

          (c) Nothing in this Article VIII shall limit, in any manner (whether by time, amount, procedure or otherwise), any remedy at law or in equity to which Parent may be entitled as a result of actual fraud or willful misrepresentation or misconduct by the Company or Shareholders.

          (d)  The indemnification obligations of the Shareholders under this
Article VIII shall be the sole and exclusive obligations of the Shareholders (as beneficial owners of the Company) with respect to any Damages under this Agreement and no former shareholder, optionholder, warrantholder, officer, director or employee of the Company other than the Shareholders shall have any other personal liability to Parent or Merger Sub in connection with this Agreement following the Closing.

     8.5  Shareholder Agent of the Shareholders.  In the event that the
          -------------------------------------
Acquisition is closed, William Jacobson shall be appointed as the Shareholder Agent for each Shareholder.

     8.6  Third-Party Claims.  In the event Parent becomes aware of a third-
          ------------------
party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Shareholder Agent of such claim, and the Shareholder Agent and the Shareholders of the Company shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Shareholder Agent, no settlement of any such claim with third-party claimants shall be determinative of the amount or validity of any claim against the Escrow Fund. In the event that the Shareholder Agent has consented to any such settlement, the Shareholder Agent shall have no power or authority to object under any provision of this Article VIII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1  Termination.  This Agreement may be terminated and the Merger
          -----------
abandoned at any time prior to the Effective Time:

          (a)  by mutual written consent of the Company and Parent;

          (b) by Parent if (i) it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or any of the Shareholders and such breach has not been cured within five business days after written notice to the Company or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would prohibit Parent's or the Company's ownership or operation of all or a material portion of the business of the Company, or compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger.

          (c) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within five days after written notice to Parent;

          (d) by any party hereto if: (i) the Closing has not occurred by October 1, 1999; (ii) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or (iv) if the Company's Shareholders do not approve the Merger.

     Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     9.2  Effect of Termination.
          ---------------------

          (a)  In the event of termination of this Agreement as provided in
Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or the Shareholders or their respective officers, directors or Shareholders, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     9.3  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9.4  Extension; Waiver.  At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              GENERAL PROVISIONS

     10.1 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Flycast Communications Corporation
               181 Fremont Street
               San Francisco, CA 94105
               Attention:  General Counsel

               with a copy at the same address to the attention of the General Counsel and with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:  Blair W. Stewart, Jr., Esq.

          (b)  if to the Company, to:

               InterStep, Inc.
               160 Second Street
               Cambridge, MA 02142
               Attention:  Chief Executive Officer

               with a copy to:

               Foley, Hoag & Eliot LLP
               One Post Office Square
               Boston, MA 02109
               Attention:  Robert L. Birnbaum, Esq.

          (c) if to a Shareholder, to the address of such Shareholder listed on Exhibit A with a copy to:

               Foley, Hoag & Eliot LLP
               One Post Office Square
               Boston, MA 02109
               Attention:  Robert L. Birnbaum, Esq.

          (d)  if to the Shareholder Agent:


               William Jacobson
               5 Winchester Street, Apt. 1
               Brookline, MA 02446

          (e)  if to the Escrow Agent, to:

               U.S. Bank Trust National Association
               1 California Street, Fourth Floor
               San Francisco, Ca 94111
               Attention:  Ann Gadsby

     10.2 Interpretation.  When a reference is made in this Agreement to
          --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.4  Miscellaneous.  This Agreement and the documents and instruments and
           -------------
other agreements among the parties hereto including all lists and statements separately certified in writing by the Company or Parent (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidential Nondisclosure Agreement dated June 15, 1999 which shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     10.5  Governing Law.  This Agreement shall be governed in all respects,
           -------------
including validity, interpretation and effect, by the laws of the State of California. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California, and further agree that service of documents commencing any suit therein may be made as provided in
Section 10.1.

     10.6  Attorneys' Fees.  Except as otherwise provided in Article VIII, if
           ---------------
any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

     10.7  Resolution of Disputes; Stipulation Regarding Confidentiality. Except
           -------------------------------------------------------------
as otherwise provided in Article VIII, the parties hereto each agree to work together in good faith to resolve any disputes which may arise under this Agreement. Such attempts at resolution will be made at the level of a person to person meeting between the presidents of Parent and the Company, the Shareholders and the Shareholder Agent. Each party agrees that it will not initiate any litigation against any other party hereto regarding the subject matter of this Agreement for at least sixty (60) days following such person to person meeting between the presidents of Parent and the Company, the Shareholders and the Shareholder Agent except for (i) motions for a temporary restraining order or other preliminary equitable relief and (ii) circumstances in which a delay for such period would result in such action being barred as a result of the relevant statute of limitations expiring. In the event any litigation is initiated in compliance with this Section, the parties agree jointly to stipulate to the court that all proceedings in such action be kept confidential.

     10.8  Rules of Construction. The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or Rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Shareholders (as to Article VIII only) and the Escrow Agent (as to matters set forth in Article VII only) have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                        FLYCAST COMMUNICATIONS CORPORATION

                                               /s/ Thomas L. Marcus
                                        By:_____________________________________
                                           Name:  Thomas L. Marcus
                                           Title: Executive Vice President


                                        INTERSTEP, INC.

                                                /s/ William Jacobson
                                        By:_____________________________________
                                           Chief Executive Officer


                                        FREMONT ACQUISITION CORP.

                                                /s/ Thomas L. Marcus
                                        By:_____________________________________


                                        SHAREHOLDERS:

                                                William Jacobson
                                        ________________________________________
                                        (Print Name)

                                           /s/ William Jacobson
                                        ________________________________________
                                        (Signature)

                                        Address:________________________________
                                        ________________________________________
                                        ________________________________________

                                    SHAREHOLDERS:

                                        Craig Mattson
                                    ___________________________________
                                    (Print Name)

                                        /s/ Craig Mattson
                                    ___________________________________
                                    (Signature)


                                    Address:___________________________

                                    ___________________________________

                                    ___________________________________